Exhibit 3.54

CERTEGY ASIA PACIFIC HOLDINGS LLC

OPERATING AGREEMENT

THIS OPERATING AGREEMENT (this “Agreement”) is made and entered into as of the      day of February, 2005, by Certegy Inc., a Georgia corporation, being the sole member (the “Member”) of Certegy Asia Pacific Holdings LLC, a Georgia limited liability company (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company was initially formed as a Georgia corporation on May 17, 1994 and now desires to convert to a limited liability company;

WHEREAS, the Member now wishes to enter into this Agreement to govern the affairs of the Company;

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreement contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

ARTICLE I

GENERAL

1.1. Formation; Member. The Company was formed pursuant to the Georgia Limited Liability Company Act, O.C.G.A. § 14-11-100, et seq. (the “Act”) on February     , 2005 by the filing of the Articles of Organization (the “Articles”) by Lynn E. Fowler (the “Organizer”). The Member hereby ratifies and approves the Articles and the actions taken by the Organizer on behalf of the Company.

1.2. Name. The name of the Company is, and the business of the Company shall be conducted under, the name of Certegy Asia Pacific Holdings LLC unless the Member changes the Company’s name or implements a different trade name for the business of the Company. If the Member changes the Company’s name, the Member shall amend this Agreement and the Articles to reflect such change.

1.3. Management. The full and entire management of the business and affairs of the Company is vested in the Member. The Member shall have the authority to take any and all actions on behalf of the Company. The Member may appoint such officers as the Member deems appropriate in its sole discretion to assist in the conduct of the Company business, including, without limitation, a President and Chief Executive Officer, one or more Vice Presidents, a Secretary (and Assistant Secretaries) and a Treasurer (and Assistant Treasurers). All officers may be removed with or without cause by the Member. In general, each officer shall have the usual powers and duties incident to the comparable office of a corporation and such other powers and duties as from time to time may be assigned by the Member. Without limiting the foregoing, the President and Chief Executive Officer (and in his or her absence, any Vice President) may sign all authorized certificates, contracts, bonds, deeds, mortgages and other instruments, except in cases in which the signing thereof shall have been expressly and exclusively delegated to some other officer or agent of the Company.

1.4. Purposes of the Company. The purpose of the Company is to engage in any lawful business in which corporations for profit, professional corporations, limited partnerships or general partnerships formed in the State of Georgia may engage (the “Business”), and to engage in other activities and businesses incidental to the Business of the Company as may be necessary or desirable, in the opinion of the Member, to promote and carry out the Business of the Company, as set forth above.

1.5. Term. The Company commenced on the date of the filing of the Articles and shall continue until dissolved as provided in Article IX.

1.6. Operating Agreement. The Member intends that this Agreement constitute the written operating agreement of the Company pursuant to Section 14-11-101(18) of the Act.

ARTICLE II

AUTHORIZED SHARES, SHARE CERTIFICATES; STATUS OF HOLDERS

2.1. Shares. All Interests in the Company, including a Member’s distributive share of the capital, profits and losses of the Company and the right to receive distribution of property of the Company, shall be as set forth in this Agreement. All such interests shall, for certain purposes indicated in this Agreement, be represented by units (such units being referred to herein as “Shares”). The. Company may issue a maximum number of one million (1,000,000) Shares. The Member shall have the authority to issue all authorized but unissued shares to any Person for such consideration as the Member deems appropriate.

2.2. Share Certificates; Legend. (a) The Company shall evidence all interests in the Company by numbered Share certificates in the form of Exhibit A to this Agreement or such other form as the Member shall approve, signed by the President and the Secretary of the Company.

(b) The Company shall include on each certificate the following legend:

“THE INTERESTS (THE “SHARES”) IN CERTEGY ASIA PACIFIC HOLDINGS LLC (THE “COMPANY”) HAVE NOT BEEN REGISTERED UNDER THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED (THE “GEORGIA ACT”), IN RELIANCE UPON THE EXEMPTION PROVIDED BY O.C.G.A. § 10-5-9(13), UNDER ANY OTHER STATE SECURITIES LAW (THE “STATE LAWS”), OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “FEDERAL ACT”). THE SHARES HAVE BEEN

ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE OF ANY SHARES BE RECOGNIZED BY THE COMPANY AS HAVING ANY INTEREST IN THE COMPANY IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE FEDERAL ACT, THE GEORGIA ACT AND ANY APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE SATISFACTORY TO THE COMPANY, THAT NO SUCH REGISTRATION IS REQUIRED.

THE TRANSFER OF SHARES IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN OPERATING AGREEMENT DATED FEBRUARY     , 2005, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY PURPORTED TRANSFER OF SHARES NOT EXPRESSLY PERMITTED BY THE OPERATING AGREEMENT WILL NOT BE RECOGNIZED BY THE COMPANY, NOR WILL ANY ASSIGNEE OR TRANSFEREE OF ALL OR ANY SHARES BE RECOGNIZED AS HAVING ANY INTEREST IN THE COMPANY.”

2.3. Shares Register; Registration of Transfer. (a) The Company shall keep at its principal office a register for the registration and registration of transfers of Shares. The name and address of each holder of one or more Shares, each transfer thereof and the name and address of each transferee of one or more Shares shall be registered in such register. Prior to due presentment for registration of transfer, the person in whose name any Share shall be registered (each a “Holder”) shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

(b) The Company shall reflect transfers of Shares on the Share register of the Company by the transferring Member in person or by power of attorney, upon surrender of the old certificate evidencing the Shares to be transferred, duly assigned to the transferee, and only upon compliance with the provisions of this Operating Agreement.

2.4. Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Holders entitled to receive payment of any distribution, or in order to make a determination of Members or Holders for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members or Holders. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 2.4, such determination shall apply to any adjournment of such meeting.

2.5. Status of Shares Purchased by Company. Shares acquired by the Company pursuant hereto shall not be outstanding and shall become authorized and unissued Shares.

ARTICLE III

CAPITAL CONTRIBUTIONS, LOANS AND ISSUANCE OF SHARES

3.1. Capital Contributions; Issuance of Shares. (a) Contemporaneously with the execution hereof, the Member shall make a capital contribution (the “Capital Contribution”) in immediately available funds equal to One Hundred Dollars ($100.00).

(b) In consideration for the Capital Contribution by Member, the Company hereby issues One Hundred Thousand (100,000) Shares to the Member.

3.2. Discretionary Capital. The Member may but shall have no obligation to make additional Capital Contributions to the Company or otherwise to invest any funds in, or make any loan or advance to, or guarantee any obligations of the Company. If the Member determines that additional Capital Contributions or loans are necessary or appropriate in connection with the conduct of the Company’s Business, the Member may, in its sole discretion, make such loans or Capital Contributions in addition to the Capital Contribution required by Section 3.1.

3.3. Loans by Member. (a) In the event that the Member determines that the Company requires funds in excess of amounts available on hand and amounts expected to be received froze its operations, the Company may borrow such funds from any person or entity, including the Member, as the Member shall determine in its sole discretion.

(b) If, in connection with the management and operation of the Company, the Company shall borrow money from the Member, such loan shall bear interest at a commercially reasonable rate.

ARTICLE IV

DISTRIBUTIONS

4.1. Distributions. Except to the extent prohibited by the Articles or the Act, the Company shall make distributions of the Company’s assets or property at any time as determined by the Member in its sole discretion.

4.2. Distributions upon Dissolution. Upon the dissolution of the Company, the Company shall distribute its assets, including the proceeds from the liquidation of its assets pursuant to Article X, after payment or provision for amounts described in Section 10.1 of this Agreement, to the Member.

4.3. Withholding from Distributions. The Company may withhold from distributions and pay over to any federal, state or local government any amount required to be withheld pursuant to the Internal Revenue Code of 1986, as amended (the “Code”) or any provision of any other federal, state, or local law. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or to the Member shall be treated as amounts distributed to the Member pursuant to this Article IV for all purposes of this Agreement.

ARTICLE V

INDEMNIFICATION, OTHER ACTIVITIES OF MEMBERS

5.1. Indemnification. The Company shall indemnify and hold harmless the Member and its officers, employees and agents from and against any and all claims and demands whatsoever arising in connection with the Company; provided, however, that the Company shall not indemnity the Member or any such person for (a) intentional misconduct or a knowing violation of the law, or (b) any transaction for which the Member or any other indemnitee received a personal benefit in violation or breach of any provision of dais Agreement.

5.2. Other Activities of Member. The Member may be or may become in the future engaged or associated in some other manner with other businesses and activities that might be similar to or competitive with the Business of the Company. The Member may engage in all such other businesses and activities, and any other business of any nature or description, independently or with others. The Company shall have no rights by virtue of this Agreement in or to such independent businesses or activities or to the income or profits derived from such independent businesses or activities.

ARTICLE VI

ACTION BY MEMBER WITHOUT MEETING

6.1. Action by Member without a Meeting. Action required or permitted by the Act to be taken at a meeting of the Member may be taken without a meeting and shall be evidenced by a written consent describing the action taken, signed by the Member and delivered to the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section 6.1 shall be effective on the date of the written consent, unless otherwise provided in such consent.

6.2. Waiver of Notice. When any notice is required to be given to the Member, a waiver thereof in writing signed by the Member, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE VII

ACCOUNTING, BOOKS AND RECORDS

7.1. Accounting Methods; Fiscal Year. The Member shall determine whether the accounting for the Company shall be on a cash or accrual basis, and may make any changes of accounting method that it shall deem advisable at any time and from time to time. The Company’s fiscal year shall end on December 31st, unless the Member determines that another fiscal year is appropriate.

7.2. Books and Records. The Company shall keep or cause to be kept, at Company expense, full, complete and accurate books of account and other records showing the assets, liabilities, costs, expenditures, and receipts of the Company, the Capital Contributions of the Member, items of income, gain, loss and deduction and such other matters as are required by the Act or as the Member shall deem appropriate. Such books of account shall be the property of the Company, shall be kept in accordance with generally accepted accounting principles and procedures consistently applied, and shall be open to the reasonable inspection and examination of the Member. The books of account shall be maintained at the principal office of the Company.

7.3. Financial Reports and Tax Returns. As soon as practicable after the end of each fiscal year, the Company shall cause to be prepared such financial statements of the Company for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, as determined by the Member. The Company shall also cause the preparation of the Company’s income tax returns, if any. The Company shall deliver copies of such financial statements, Schedule K-l of Form 1065 (or a comparable schedule) and tax returns, if any, to the Member as soon as practicable after they are completed after the end of each fiscal year.

ARTICLE VII

DISSOCIATION OF MEMBER

8.1. Effect of Dissociation. The Company shall not dissolve upon the dissociation of the Member.

8.2. Dissociation. For purposes of this Agreement, the occurrence to any Member of an event described in Section 14-11-601.1 of the Act shall cause the Member to be “dissociated” and shall constitute the “dissociation” of the Member.

ARTICLE IX

DURATION AND DISSOLUTION OF COMPANY

9.1. Duration of Company. Subject to Section 9.2, the Company shall have perpetual duration.

9.2. Events of Dissolution. Notwithstanding Section 9.1, the Company shall dissolve upon the first to occur of any of the following events:

(a) the sale or other disposition of all or substantially all of the Company’s assets other than cash; and

(b) the election to dissolve the Company by the Member.

ARTICLE X

LIQUIDATION OF COMPANY

10.1. Liquidation. (a) Upon the dissolution of the Company, the Company immediately shall commence to wind-up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Company’s business, the discharge of its liabilities and the distribution or liquidation of its remaining assets so as to enable the Company to minimize the normal losses attendant to the liquidation process. A full accounting of the assets and liabilities of the Company shall be taken and a written statement thereof shall be furnished to the Member within a reasonable period after dissolution. The Member shall conduct the liquidation of the Company, including, without limitation, the preparation of the accounting and statement, provided that the Member may designate a liquidating trustee to conduct the liquidation of the Company.

(b) In the event of a dissolution on account of a sale or other disposition of all or substantially all of the Company’s assets other than cash, and payment of a portion of the proceeds from the sale or disposition is deferred through the Company receiving a purchase money note or otherwise, the Company shall not be finally liquidated until the deferred portion of the purchase price shall be collected in full (or deemed worthless by the Company), and the Company shall not be required to distribute the indebtedness representing the deferred portion of the purchase price to the Member. In the event that following a sale of all or substantially all of the Company’s assets, the Company reacquires title to all or a portion of the assets, by foreclosure, sale under power of sale, deed in lieu thereof or otherwise, the Company shall be reformed and reinstated on the terms contained in this Agreement, notwithstanding the prior dissolution under Article IX.

(c) The Company shall apply its property and assets and the proceeds from the liquidation thereof in the following order of priority;

(i) payment of the debts and liabilities of the Company incurred in accordance with the terms of this Agreement, including, without limitation, any debts to the Member, and payment of the expenses of liquidation;

(ii) establishment of reserves as the Member or any liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or any obligation or liability not then due and payable; provided, any unspent balance of the reserves shall be distributed in the manner hereinafter provided when deemed reasonably prudent by the Member or liquidating trustee; and

(iii) to the Member.

ARTICLE XI

MISCELLANEOUS

11.1. Applicable Law. This Agreement shall be governed by, construed under, and enforced and interpreted in accordance with, the laws of the State of Georgia without regard to its conflict of laws provisions.

11.2. Notices. Any notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered in person, (b) if mailed postage prepaid, by certified or registered mail with return receipt requested, (c) if transmitted by facsimile (with confirmation by regular U.S. Mail), or (d) if sent by Federal Express or other nationally recognized overnight courier service or overnight express US Mail, postage prepaid, to the Member, at the address set forth below. The Member may change its address for notice purposes by giving written notice of its new address to the Secretary of the Company in the manner prescribed by this Section. Notices personally delivered or transmitted by facsimile shall be deemed to have been given on the date so delivered or transmitted. Notices mailed shall be deemed to have been given on the date three (3) business days after the date posted, and notices sent in accordance with (d) above shall be deemed to have been given on the next business day after delivery to the courier service or US Mail (in time for next day delivery).

11.3. Entire Agreement. This Agreement constitutes the entire agreement respecting the subject matter thereof.

11.4. Creditors Not Benefited. Nothing contained in this Agreement shall be intended or shall be deemed to benefit any creditor of the Company.

11.5. Severability. If any provision of this Agreement is held illegal or unenforceable, such provision shall be absolutely and completely severable from all other provisions of this Agreement and such other provisions shall constitute the agreement with respect to the subject matter of this Agreement.

11.6. Section Headings. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

11.7. Time. Time is of the essence of this Agreement.

IN WITNESS WHEREOF, the undersigned, as the sole Member of the Company, has executed this Agreement as of the date first above written.

CERTEGY INC.

By:	/s/ Walter M. Korohun
Walter M. Korehun
Corporate Vice President, General Counsel and Secretary

Address for Notices:

11720 Amber Park Drive

Suite 600

Alpharetta, Georgia 30004

EXHIBIT A

FORM OF SHARE CERTIFICATE

See attached form

EQUIFAX INDIA, INC.

BY-LAWS

I

OFFICES

1. Administrative Office: The Administrative Office of the Corporation shall be in the City of Atlanta, County of Fulton, in the State of Georgia.

2. Principal Office: The Principal Office shall be in the City of Atlanta, County of Fulton, in the State of Georgia.

3. Other Offices: The Corporation may also have offices at such other places as the Board of Directors may from time to time permit.

II

SHAREHOLDERS

A. Annual Meeting: The Annual Meeting of the Shareholders of this Company shall be held during the first four months after the end of each fiscal year of the Corporation at such time and place, within or without the State of Georgia, as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may be brought before the Meeting.

It shall be the duty of the Secretary to cause notice of each Annual Meeting to be mailed to each Shareholder having voting power at least ten days before the date of said meeting. Any failure to mail such notice or any irregularity in such notice shall not affect the validity of any Annual Meeting or any proceedings had at any such meeting.

B. Special Meetings: Special meetings of the Shareholders may be held at such place as may be named in the call therefor. Such special meetings may be called by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, the Board of Directors by vote at a meeting or a majority of the Directors in writing without a meeting. Notice of such special meetings shall indicate briefly the object or objects thereof, shall be signed by the Secretary, and by him or by his authority mailed or delivered to each Shareholder entitled to vote at such meetings. Such notice, if mailed, shall be mailed to the Shareholder at least ten days before the date of said meeting. Nevertheless, if all of the Shareholders shall waive notice of the special meeting, no notice of such meeting shall be required.

C. Any action that may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

D. At any meeting of the Shareholders, the holders of one-half’ of all shares of the capital stock of the Company entitled to vote at said meeting, present in person or represented by proxy, shall constitute a quorum of Shareholders for all purposes. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these By-Laws for an Annual Meeting or fixed by notice as provided for a special meeting, a majority in interest of Shareholders present in person or by proxy may adjourn from time to time, without notice other than by announcement at the meeting, until the holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

E. The Chairman of the Board, or in his absence, the Vice Chairman, or in his absence, the President or one of the Vice Presidents, shall call the meeting of the Shareholders to order and shall act as Chairman of such meeting. The Secretary of the Company shall act as secretary of the meeting of the Shareholders. In the absence of the Secretary at any meeting of the Shareholders, the presiding officer may appoint any person to act as secretary or the meeting.

F. At each meeting of the Shareholders, every Shareholder entitled to vote at said meeting shall be entitled to vote in person or by proxy, which proxy shall be evidenced by a writing subscribed by such Shareholder or by his duly authorized attorney. Each Shareholder shall have one vote for each share of stock of this Company then entitled to vote at such meeting which was registered in his name at the time of the closing of the transfer books for said meeting, if said books were closed, and, if not closed, standing in his name at the time of said meeting.

G. The Board of Directors is hereby authorized to fix a record date, not exceeding fifty days and not less than ten days preceding the date of any meeting of the Shareholders, for determining Shareholders entitled to notice of and to vote at such meeting or adjournment thereof. In any case in which the Board of Directors does not provide for setting such record date, the fiftieth day preceding the date of the meeting of the Shareholders shall be the record date for the determination of the Shareholders entitled to notice of and to vote at such meeting.

III

BOARD OF DIRECTORS

A. The business and the property of the Company shall be managed and controlled by the Board of Directors. The Directors shall consist of not less than three nor more than twelve and shall be elected annually to serve for a period of one year. The Chairman of the Board, or any former Chairman, may continue to serve as an active Director until reaching seventy years of age. Any other Director reaching sixty-five years of age shall automatically retire from the Board, with the exception that in such instances where a Director still continues in his regular business relationship, he may continue serving as Director until retirement from this business relationship or until his seventieth birthday, whichever first occurs.

The number of Directors may be altered from time to time by the Board of Directors. Each Director shall serve for the term for which he shall have been elected and until his successor shall have been duly chosen, unless his term be sooner ended as herein permitted.

B. In the event of a vacancy in the Board of Directors because of death, resignation, disqualification, removal, increase in the number of Directors, or any other cause, the remaining Directors, by an affirmative vote of a majority thereof, may elect a Director to fill such vacancy for the unexpired portion of the term, and the Director so elected shall hold office until the next annual election thereafter or until his successor shall have been duly elected and qualified.

C. The Directors may have an office and keep the books of the Company in such place or places in the State of Georgia or out of the State of Georgia as the Board from time to time may determine.

D. There shall be a minimum of two regular meetings of the Board of Directors each year, on a day and at a time and place as designated from time to time by the Board of Directors or the Executive Committee.

The Secretary shall give notice of each regular meeting by mailing or delivering the same at least five days before the meeting, or by telegraphing the same at least two days before the meeting, to each Director, but such notice may be waived by any Director. The attendance by any Director upon any meeting shall be a waiver of notice of the time and place of holding the said meeting.

E. Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board, if there be one, the Vice Chairman of the Board, if there be one, or the President, or by one-third of the duly elected and qualified Directors.

The Secretary shall give the same type notice for special meetings as is required for regular meetings. Unless otherwise indicated in the notice thereof, any and all business of the Company may be transacted at any special meeting of the Board of Directors.

F. A majority of the Board of Directors, duly elected and qualified, shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, the majority of those present may adjourn the meeting from time to time.

G. Any action that may be taken at a meeting of the Board of Directors may be taken without such meeting if a written consent is approved in the form of minutes of a meeting, setting forth the action so taken, and signed by all of the Directors.

IV

COMPENSATION OF DIRECTORS

Each Director of the Company shall be paid such fees as the Board may determine.

V

ELECTION OF OFFICERS AND COMMITTEES

A. At the first regular meeting of the Board of Directors after the Annual Meeting of the Shareholders in each year, or, if not done at that time, then at any subsequent meeting, the Board of Directors shall proceed to the election of executive officers of the Company, and of the Executive Committee, and such other committees as the Board of Directors may determine to be desirable, as hereinafter provided for.

B. The Board of Directors may elect from their members an Executive Committee which shall consist of not less than three nor more than six members, the precise number to be fixed by resolution of the Board of Directors from time to time. Each member shall serve one year and thereafter until his successor shall have been elected, unless that term be sooner terminated by the Board of Directors. The Board of Directors shall fill the vacancies in the Executive Committee by election. The Chairman of the Executive Committee shall be elected by the Board of Directors and shall be the Chairman or vice Chairman of the Board of Directors.

All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action, and shall be subject to revision or alteration by the Board of Directors, provided that no rights or interests of third parties shall be affected by any such revision or alteration. The Executive Committee shall fix its own rules and procedures and shall meet where and as provided by such rules or by resolution of the Board of Directors. In every case, the affirmative vote of a majority of all the members of the Committee shall be necessary to its adoption of any resolution.

C. During the intervals between the meeting of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board in the management of all the affairs of the Company, including the making of contracts, the purchase and sale of property, the execution of legal instruments, and all other matters in which specific direction shall not have been given by the Board of Directors.

D. Salaries of members of the Executive Committee, who are also members of the parent company’s Executive Committee, shall be fixed by the Management Compensation Committee of the Board of Directors of Equifax Inc. Salaries of other members of the Executive Committee shall be fixed by the Executive Committee of Equifax Inc.

E. The Board of Directors is authorized and empowered to appoint from its own body or from the officers of the Company, or both, such committees as it may think best, and may confer upon such committees such part of its powers as it may deem proper.

VI

OFFICERS

A. The Officers of the Company, unless otherwise provided by the Board from time to time, shall consist of the following: a President, a Treasurer, and a Secretary, who shall be elected by the Board of Directors. The Board of Directors may from time to time elect a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents (one or more of whom may be designated Executive Vice President, one or more of whom may be designated Group Vice President, and one or more of whom may be designated Senior Vice President). All elected Officers shall hold their respective offices at the pleasure of and subject to the will of the Board of Directors. The Board or any Officer to whom the Board may delegate such authority, may also elect, choose, or employ such other Officers, agents, or employees as may be appropriate, and may prescribe their respective duties. Any two or more of said offices may be filled by the same person, except the President and the Secretary shall not be the same person.

B. Chairman of the Board: The Chairman of the Board of Directors shall direct the business and policies of the Company and serve as Chief Executive Officer of the Company if so designated by the Board of Directors. It shall be the duty of the Chairman of the Board to preside at meetings of the Shareholders, at meetings of the Directors, and at meetings of the Executive Committee, of which Committee he shall be Chairman.

He shall also act as ex officio member of all standing committees, and he shall direct the formation of the policies that govern the operations of the Company in its personnel and public relations, its expansion, and its relations with competitors and trade associations, subject to the approval and direction of the Board of Directors.

C. Vice Chairman of the Board: If the Chairman of the Board is not designated Chief Executive Officer by the Board of Directors, the Vice Chairman shall serve as Chief Executive Officer. It shall be the duty of the Vice Chairman of the Board, in the absence of the Chairman of the Board, to preside at meetings of the Shareholders, at meetings of the Directors, and at meetings of the Executive Committee. He shall do and perform all acts incident to the office of Vice Chairman subject to the approval and direction of the Board of Directors.

D. President: The President shall be the Chief Operating Officer of the Company and shall have general charge of and supervision over all the business of the Company and over all its employees, and the management, generally, of the business and affairs of the Company, subject to the approval and direction of the Board of Directors or its Chairman or Vice Chairman or the Executive Committee; and he shall do and perform all acts incident to the office of the President of the Company or as he may be directed by its Board of Directors or the Executive Committee. He shall have authority to appoint and discharge all employees or agents of the company, subject to the approval of the Board of Directors or its Chairman or Vice Chairman or the Executive Committee, if any, to which such power of approval may be delegated by it. It shall be the duty of the President, in the event there is no Chairman or Vice Chairman of the Board of Directors or in the absence of such Chairman or Vice Chairman, to preside at the meetings of the Shareholders. In the event there is no Chairman of the Board of Directors, he shall also act as an ex officio member of all standing committees and shall have all of the rights, powers and authority given hereunder to the Chairman of the Board. Regardless of whether there is a Chairman of the Board of Directors, the President shall have authority in behalf of the Corporation to execute, approve, or accept agreements for service, bids, or other contracts, and shall sign such other instruments as he is authorized or directed to sign by the Board of Directors or the Executive Committee.

In case of the death, absence, or inability to act of the President, his power shall be exercised and his duties discharged by the Executive Vice President: or if there is no Executive Vice President, by the Vice President who is the senior by years of service in that office.

E. Executive Vice President: He shall have authority, in behalf of the Corporation, to execute, approve, or accept agreements for service, bids, or other contracts, and shall sign such other instruments as he is authorized or directed to sign by the Board of Directors or its Committee or by the President. He shall do and perform all acts incident to the office of the Executive Vice President of the Company or as may be directed by its Board of Directors or its Committee or the President.

In case of the death, absence, or inability to act of the Executive Vice President, his powers shall be exercised and his duties discharged by such Officer of the Company who is delegated to perform such duties by resolution of the Board of Directors.

F. Vice Presidents: There shall be one or more Vice Presidents of this Company, as the Board of Directors may from time to time elect. Each Vice President shall have such power and perform such duties as may be assigned him by the Board of Directors.

G. Treasurer: It shall be the duty of the Treasurer to have the care and custody of all funds of the Company, and to deposit the same in such bank or banks as shall be indicated by the Board of Directors and he shall pay out and dispose of the same as directed by the President or the Board of Directors. He shall have general charge of all accounting and financial records belonging to the Company, and shall perform such other duties as are incident to the office of the Treasurer or as may be required by the President or the Board of Directors. He shall at all reasonable times exhibit such records to anyone when ordered to do so by the Board of Directors, but shall not be obliged to exhibit the same to any Shareholder unless ordered to do so by the Board of Directors.

H. Secretary: The Secretary shall keep the minutes of the Shareholders and Directors Meetings, and of all Committees of these bodies, should such committees require it. He shall attend to the giving and serving of all notices by the Company, shall countersign all certificates of stock, and shall affix the Seal of the Company to all certificates of stock when signed by the President or one of the Vice Presidents, and to such other instruments as he may be directed by the President or Vice Presidents or the Board of Directors. Subject to the possession, rights, and duties of the Transfer Agent and/or Registrar of this Company, if there be one, he shall have charge of the certificate book, transfer book, and stock ledger, and such other books, papers, and accounts as may be required by the President or the

Board of Directors, all of which books shall be open at all times to the examination of any Director, but not to any Shareholder who is not a Director except when ordered by the Board of Directors. He shall perform such other duties of whatever kind pertaining to the business of the Company as may be required by the President or the Board of Directors.

I. Junior officers and Agents: In all cases where the duties of the junior officers and agents of the company are not especially prescribed by the By-Laws or by resolution of the Board of Directors, such officers and agents shall obey the orders and instructions of the President or the Senior Officer having immediate jurisdiction over them. The President or the Officer acting as President, may suspend or remove any officer, clerk or other employee of the Company, and shall report the same to the Chairman of the Board of Directors, if there be one, or, if not, to the next meeting of the Board of Directors, and such Chairman or Board of Directors may either confirm or revoke or modify the order of the President or Officer acting as such.

J. Bonds of Officers, Employees, and Agents: The officers, employees, and agents of the Company shall be covered by adequate fidelity bonds for the faithful discharge of their duties. Such bonds shall be subject to approval by the President.

K. Unless otherwise ordered by the Board of Directors or Executive Committee, the Chairman of the Board or the President of this Company shall have full power and authority in behalf of this Company to attend and to act and to vote at any meetings of Shareholders of any corporation in which the Company may hold stock, and at such meetings may possess and shall exercise any and all rights and powers incident to the ownership of such stock which such owner thereof might have possessed and exercised if present. The Board of Directors or Executive Committee, by resolution from time to time, may confer like powers upon any other person or persons.

VII

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS;

INSURANCE

A. This Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including .attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

C. To the extent that a person indemnified under this By-Law has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs A and B of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

D. The indemnification under paragraphs A and B of this Section (unless ordered by a court) shall be effective upon the Company only when authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs A and B. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the affirmative vote of a majority of the shares entitled to vote thereon.

E. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding as authorized in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Section.

F. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law or resolution approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such By-Law or resolution would be placed before the Shareholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

G. The Company and its Officers shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section.

H. If, under this Section, any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the Shareholders, the Company shall, not later than the next Annual Meeting of Shareholders unless such meeting is held within three months from the date of such payment, send by first class mail to its Shareholders of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

VIII

CAPITAL STOCK

A. Certificate of Shares: The certificate of shares of the capital stock of the company shall be in such form not inconsistent with the Charter of the Company as shall be approved by the Board of Directors. Certificates for stock of the Company may be signed by the President or a Vice President and also by the Secretary and the corporate seal thereunto affixed or may be signed with the facsimile signatures of the President or a Vice President and of the Secretary, with a facsimile of the seal of the Corporation.

All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Company’s books. All certificates surrendered to the Company shall be cancelled and no new certificates shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and cancelled.

B. Transfer of Shares: The shares in the capital stock of the Company shall be transferred only on the books of the Company by the holder thereof, in person or by his attorney, upon surrender and cancellation of certificates for a like number of shares. Transfer of shares shall be in accordance with such reasonable rules and regulations as may be made from time to time by the Board of Directors.

IX

REGULATIONS

The Board of Directors and the Executive Committee shall have power and authority to make all such rules and regulations as, respectively, they may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company.

X

DIVIDENDS

The Board of Directors may from time to time declare dividends from the retained earnings of the Company.

XI

CORPORATE SEAL

The Board of Directors shall provide a suitable Seal, containing the name of the Company, which Seal shall be in charge of the Secretary.

XII

AMENDMENTS

The Board of Directors shall have power to make, amend, and repeal these By-Laws by a vote of two-thirds of all elected Directors at any regular meeting or special meeting of the Board. At any regular or special meeting, the Shareholders, by a majority vote of the shares outstanding, may amend, alter or repeal these By-Laws, and may adopt new By-Laws in whole or in part.